Exhibit 21.1

Subsidiaries

	State of		Abbreviated
Name of Entity(2)	Incorporation	Relationship(1)	Reference
Penny Auction Solutions, Inc.	Nevada	Parent	PAS
Nail Bidder, Inc.	California	Subsidiary	NB

(1)All subsidiaries are wholly-owned subsidiaries of Penny Auction Solutions, Inc.

(2)All entities are in the form of Corporations.